Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-256521, 333-263343, 333-268071, 333-269727, and 333-276372) and Registration Statements on Form S-3 (Nos. 333-265346 and 333-274521) of Day One Biopharmaceuticals, Inc. of our report dated February 26, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

February 25, 2025